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                                                                  Exhibit 7.(b)

               [Letterhead of Sutherland, Asbill & Brennan LLP]


                              February 4, 1998

EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the registration statement on Form S-6 for EquiTrust Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN LLP



                                        By: /s/ Stephen E. Roth
                                           -------------------------------
                                           Stephen E. Roth, Esq.